Exhibit 31.3
CERTIFICATION
I, Kevin Stein, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of TransDigm Group Incorporated; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 28, 2022

/s/ Kevin Stein
Name: Kevin Stein
Title: President, Chief Executive Officer and Director
(Principal Executive Officer)